                                 EXHIBIT 10.2

                        AGREEMENT FOR SALE AND PURCHASE
                              OF BUSINESS ASSETS


DATE:           December 22, 1994

PARTIES:        RICH AND RHINE, INC.,                               ("Seller")
                an Oregon corporation
                _________________________
                _________________________


                JOHN MULLAN                            ("Selling Shareholder")
                _________________________
                _________________________

                JOYCE OWENS                            ("Selling Shareholder")
                _________________________
                _________________________

                RON OWENS                              ("Selling Shareholder")
                _________________________
                _________________________

                JOHN RICH                              ("Selling Shareholder")
                _________________________
                _________________________


                UNITED GROCERS, INC.,                                ("Buyer")
                an Oregon corporation,
                or its assigns,
                PO Box 22187
                Portland OR 97269-2187


RECITALS:

    A. Seller operates a business primarily engaged in the sale, marketing and distribution of tobacco products, candy and grocery items. Seller owns all the equipment, inventories, accounts, leasehold interests, and other miscellaneous assets used in connection with the operation of its business.

    B. Buyer desires to acquire substantially all the assets used or useful, or intended to be used, in the operation of Seller's business, and Seller desires to sell such assets to Buyer.

    C. Selling Shareholders (hereinafter collectively referred to as "Selling Shareholder") agrees to authorize Seller to sell its assets upon the terms and conditions hereinafter provided.

AGREEMENT:

SECTION 1.      ASSETS PURCHASED; LIABILITIES ASSUMED

          1.1 Assets Purchased. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the following assets ("Assets"):

                (a)  All equipment, the accounts receivable referenced in
Section 8 below, furniture, and fixtures listed on attached Exhibit "A," together with any replacements or additions to the equipment, made prior to the closing date ("Closing Date" or "Closing").

                (b) All inventories of supplies and merchandise owned by Seller, together with any replacements or additions to the inventories made prior to the Closing Date, but excluding inventory disposed of in the ordinary course of Seller's business and items that are out of date or within ten (10) days of the pull date.

                (c) All equipment leases, real property leases, distributorship agreements, and other contracts listed on Exhibit "B."

                (d) All of Seller's rights under sales orders and contracts of sale for merchandise inventory to which Seller is a party and all of Seller's rights under purchase orders and contracts for the purchase of merchandise to which Seller is a party, including those entered into in the ordinary course of business prior to the Closing Date.

                (e)  Seller's name, telephone numbers and goodwill.

          1.2 Liabilities Assumed. Buyer shall accept the assignment and assume responsibility for all unfilled orders from customers of Seller assigned to Buyer pursuant to Section 1.1(e), shall assume responsibility of payment for purchase orders for inventory items that have been placed by Seller before the Closing Date, but that will not be delivered until after the Closing Date, and shall assume and perform all of Seller's obligations arising subsequent to the Closing Date under the leases, other contracts listed on Exhibit "B," or included in Section 1.1(e). The liabilities assumed under
Section 1.2 shall not include any state, federal or local taxes due or becoming due from Seller's business activities.

SECTION 2.      EXCLUDED ASSETS

    Excluded from this sale and purchase are Seller's cash, notes receivable and any other assets of the business not specified in Section 1.1.

SECTION 3.      PURCHASE PRICE FOR ASSETS OTHER THAN INVENTORIES

    The purchase price ("Purchase Price") for the Assets, excluding inventories, shall be $3,260,050, allocated as follows:

    Accounts Receivable (to be          $1,118,785
    established as of 12/31/94)

    Equipment, Contracts and Leases,
          and Other Personal
          Property                      $  400,000

          Goodwill                      $1,741,265

                      TOTAL             $3,260,050

SECTION 4.      PURCHASE PRICE FOR INVENTORIES

    Immediately before Closing, Seller and Buyer shall jointly take a closing inventory of merchandise and supplies. Representatives of Seller and Buyer shall independently and simultaneously conduct such closing inventory on a rack-by-rack basis, using a portable computer and bar code scanner, or other similar device. Following the inventory of each rack, any discrepancies between the inventory count of Seller and Buyer shall promptly be reconciled. The inventory counting shall be completed prior to Closing, or else such Closing shall be delayed until the inventory counting is, in fact, completed. If either party wrongfully causes a delay, that party shall be responsible for any damages arising therefrom.

    The Purchase Price for Seller's inventory of merchandise and supplies, excluding obsolete and out of date inventory, shall be computed at Seller's invoice cost less cash discounts, plus applicable product acquisition costs. Applicable product acquisition costs shall be determined by the cost assumptions utilized by Seller in its Uniform Cost Capitalization formula under Section 263A of the Internal Code for its inventory. Buyer reserves the right, however, to test and approve such assumptions for reasonableness prior to accepting or being bound to such determination.

    All supplies shall be valued at net invoiced cost as of December 31, 1994.

    All nonmerchantable, damaged or out of date product (spoils) shall be valued at credit value. Such credit value, if any, will be paid to Seller upon Buyer's receipt of credit value from supplier. Buyer shall attempt to obtain applicable credits, if available, in accordance with Buyer's present business practice.

SECTION 5.      PAYMENT OF PURCHASE PRICE

    The Purchase Price for the Assets, exclusive of goodwill, shall be paid at Closing by Buyer and shall be paid by cashier's check. The Purchase Price for goodwill, subject to adjustments as hereinafter specified, shall be paid $641,265 on January 10, 1996, and $1,100,000 payable on January 10, 1997.
Buyer's obligation to pay to Seller the foregoing amount for goodwill shall be evidenced by a non-negotiable promissory note (the "Note") in the form attached as Exhibit "C," to be made and delivered by Buyer at Closing.

SECTION 6.      ADJUSTMENTS

    The operation of Seller's business and related income and expenses up to the close of business on the day before the Closing Date shall be for the account of Seller and thereafter for the account of Buyer. Expenses, including, but not limited to, utilities, personal property taxes, insurance, rents, and real property taxes, shall be prorated between Seller and Buyer as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within 45 days following the Closing Date.

SECTION 7.      OTHER AGREEMENTS

    At Closing, the parties shall execute the following additional agreements:

          7.1 The consent to lease assignment between Seller and Seller's lessor, attached as Exhibit "D," pertaining to the warehouse location from which Seller operates its business. The monthly rental rate under the Lease for 13720 SW Whitaker Way ("Lease"), however, shall be increased to $5,000 per month effective January 1, 1995. Seller shall be entitled to store its business records at the warehouse for the term of the Lease and any extension thereof.

          7.2 The noncompetition/consulting agreements between Buyer and Selling Shareholder, attached as Exhibit "E-1," "E-2," "E-3," and "E-4."

SECTION 8.      ACCOUNTS RECEIVABLE

    Upon execution of this Agreement, Seller will deliver to Buyer an aged schedule of Seller's accounts receivable. At Closing, Seller will deliver unto Buyer a list of accounts receivable to be purchased by Buyer. None of the accounts receivable shall be more than 45 days old. The accounts receivable are transferred pursuant to Seller's and Selling Shareholder's representations hereinafter provided. Buyer shall promptly transmit to Seller any checks or other payment it receives with respect to accounts receivable reassigned to Seller under Section 9.5 below.

SECTION 9.      SELLER'S AND SELLING SHAREHOLDER'S REPRESENTATIONS AND
                WARRANTIES

    Seller represents and warrants to Buyer as follows:

          9.1 Corporate Existence. Seller is now and on the Closing Date will be a corporation duly organized and validly existing under the laws of the state of Oregon. Seller has all requisite corporate power and authority to own, operate, and/or lease the Assets, as the case may be, and to carry on its business as now being conducted.

          9.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors and shareholders of Seller, and this Agreement constitutes a valid and binding Agreement of Seller in accordance with its terms.

          9.3 Financial Statements. Seller has delivered to Buyer year-end financial statements for Seller's fiscal years ended December 31, 1991, December 31, 1992, and December 31, 1993, and will deliver to Buyer financial statements for all additional interim periods ending before the Closing Date. The financial statements that have been or will be delivered are in accordance with the books and records of Seller and fairly present the financial conditions of Seller in all material respects at the dates of such financial statements and the results of its operations for the periods then ended; and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as described in this Agreement, since the close of Seller's last fiscal year and the date, there has been no material adverse change in the financial condition of Seller.

          9.4 Title to Assets. Except as described in this Agreement, Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, or encumbrances.

          9.5 Accounts Receivable. Seller hereby represents and warrants that the accounts receivable being purchased by Buyer are valid and binding obligations of the debtors listed on the accounts receivable schedule and that there are no defenses, rights of setoff or claims alleged or asserted by accounts receivable debtors against payment of the receivables debt. Seller further represents and warrants that all accounts will be paid within 30 days of their due date. In the event any such account is not so paid, Buyer may, no later than February 1, 1995, reassign said account to Seller and Seller will pay Buyer upon assignment, the face value of the account; provided, however, that with respect to all such accounts receivable reassigned to Seller, Buyer shall thereafter cease conducting any business with such account receivable debtors. If Buyer fails to reassign Seller any account receivable, Buyer shall be deemed to have irrevocably accepted such accounts receivable by February 1, 1996. If Seller fails to pay Buyer the account balance then due, plus interest as accrued pursuant to the account, the Buyer, in addition to other remedies available, may assert its claim against any other sums due Seller or Selling Shareholder under this Agreement or any ancillary agreements.

          9.6 Brokers and Finders. Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment, except as to its consultant, Raymond Loe. Seller will pay any and all costs and expenses attributable to Raymond Loe.

          9.7 Transfer Not Subject to Encumbrances or Third-Party Approval. The execution and delivery of this Agreement by Seller and Selling Shareholder, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and, except as the consent to assignment referenced in
Section 7.1, consent of other parties to the contracts referenced in Exhibit "B," articles of amendment intended to be filed by Seller pursuant to Section 11.4, or any other third party consent referenced in this Agreement, will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

          9.8 Labor Agreements and Disputes. Seller is neither a party to, nor otherwise subject to, any collective bargaining or other agreement governing the wages, hours, and terms of employment of Seller's employees. Neither Seller nor Selling Shareholder is aware of any labor dispute or labor trouble involving employees of Seller, nor has there been any such dispute or trouble, during the five (5) years preceding the date of this Agreement.

          9.9  Employee Matters

                (a) Prior to Closing, Seller will deliver to Buyer a list of the names of all persons on the payroll of Seller, together with a statement of amounts paid to each during Seller's most recent fiscal year and amounts paid for services from the beginning of the current fiscal year to the Closing Date. Seller will also provide Buyer with a schedule of all employee bonus arrangements and a schedule of other material compensation or personnel benefits or policies in effect.

                (b) Seller will terminate all of its employees and will pay each employee all compensation then due, including, but not limited to, wages, commissions earned up to the time of termination, which shall be as of the close of business the day before the Closing Date, vacation, sick time, including overtime pay, or any other form of compensation due to said employees on their termination. Seller will pay all withholding taxes and payroll obligations that have accrued as of the date of termination.

                (c) Buyer shall not be precluded nor have an obligation under this Agreement of sale or any other agreement to employ Seller's terminated employees in connection with Buyer's future operations. Buyer will not assume any labor agreement in effect or binding on Seller regarding persons employed by Seller in connection with Seller's operation of the property. Seller shall defend and hold Buyer harmless for all grievances or claims, as further described below, of any nature arising out of such labor agreement or the employment relationship between Seller and its employees.

                It is expressly understood that neither Buyer nor Seller has the right to control, direct or influence the labor relations policies or activities of the other; and that neither shall be considered to be the labor relations agent or representative of the other; and that neither shall be responsible for the acts of the other's agents, employees, or representatives which affect either party's respective employees, specifically including Seller's employees at the property who shall be terminated by Seller prior to Closing.

                At all times subsequent to Closing, Buyer shall have the sole and exclusive authority and responsibility to operate and manage the property and to employ and direct its own work force, and the sole and exclusive responsibility to comply with all laws governing the employment relationship. At all times prior to Closing, Seller will have the sole and exclusive authority and responsibility to operate and manage the property and to employ and direct its own work force, the sole and exclusive responsibility to comply with all laws governing the employment relationship, and the sole and exclusive responsibility to observe the terms of any collective bargaining agreement(s) covering its employees.

                Seller shall be solely liable for, and shall independently undertake to defend, any and all judicial actions, or other employee claims based on conduct alleged to have been committed by its employees, agents, or supervisors at any time prior to Closing. Buyer shall be solely liable for, and shall independently undertake to defend, any and all judicial actions, or other employee claims based on conduct alleged to have been committed by its employees, agents or supervisors at any time from on or after Closing.

          9.10 Noncancellable Contracts. At the time of Closing, there will be no material leases, employment contracts, contracts for services or maintenance, or other similar contracts existing or relating to or connected with the operation of Seller's business not cancelable within 30 days, except those Agreements listed on Exhibit "B."

          9.11 Discrimination, Environmental Protections, Occupational Safety and Other Statutes and Regulations.

                (a) To the best of Seller's knowledge, Seller is presently and has at all times in the past been in material compliance with all rules, regulations and orders of each federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality with jurisdiction over Seller or Seller's operations on or off Seller's premises, including, but not limited to, all environmental and safety laws, rules and regulations with respect to Seller's real and personal property (including the Premises) and with respect to the proper disposition, on or off Seller's premises, of all hazardous wastes and controlled substances.

                (b) None of the local, state or federal governments have notified Seller, orally or in writing, that Seller is not in compliance with any law, rule, regulation or order; none of the federal Environmental Protection Agency, the Oregon agency or agencies having jurisdiction over environmental matters, any other state environmental agency, or the Occupational Safety and Health Administration is engaged in an investigation of Seller with regard to its operations on or off of Seller's business premises or the condition of Seller's business premises.

          9.12 Litigation. Seller has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the business or condition of the Assets being conveyed under this Agreement.

          9.13 Accuracy of Representations and Warranties. None of the representations or warranties of Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Except as to matters of public record or otherwise commonly known, Seller knows of no fact that has resulted, or that in the reasonable judgment of Seller will result, in a material change in the business, operations, or assets of Seller that has not been set forth in this Agreement or otherwise disclosed to Buyer.

          9.14 Leases. Seller represents and warrants that the leases transferred to Buyer pursuant to this Agreement are in full force and effect and have not been modified or altered, except as set forth in Exhibit "D," and that Seller has performed all obligations to be performed thereunder and no default exists nor event or condition exists, that, with the passage of time and the giving of notice, would constitute a default thereunder.

SECTION 10.     REPRESENTATIONS OF BUYER.

    Buyer represents and warrants as follows:

          10.1 Corporate Existence. Buyer is a corporation duly organized and validly existing under the laws of the state of Oregon. Buyer has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          10.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors and shareholders of Buyer, and this Agreement constitutes a valid and binding Agreement of Buyer in accordance with its terms.

          10.3 Brokers and Finders. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

          10.4 Accuracy of Representations and Warranties. None of the representations or warranties of Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

SECTION 11.     COVENANTS OF SELLER

          11.1 Seller's Operation of Business Prior to Closing. Seller agrees that between the date of this Agreement and the Closing Date, Seller will:

                (a) Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with Seller.

                (b) Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets used in the performance of its business, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation.

                (c) Maintain all its Assets other than inventories in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained.

          11.2 Access to Premises and Information. At reasonable times before the Closing Date, Seller will provide Buyer and its representatives with reasonable access during business hours to the Assets, titles, contracts, and records of Seller and furnish such additional information concerning Seller's business as Buyer, from time to time, may reasonably request.

          11.3 Employee Matters. Before the Closing Date, Seller will not, without Buyer's prior written consent, enter into any material agreement with its employees, increase the rate of compensation or bonus payable to or to become payable to any employee, or effect any changes in the management, personnel policies, or employee benefits, except in accordance with existing employment practices.

          11.4 Change of Name. On or before the Closing Date, Seller will take all action necessary or appropriate to permit Buyer to legally commence use of Seller's name on the Closing Date.

          11.5 Conditions and Best Efforts. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out its respective obligations under this Agreement and to consummate and complete this Agreement.

SECTION 12.     COVENANTS OF BUYER

          12.1 Conditions and Best Efforts. Buyer will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

          12.2 Confidential Information. If for any reason the sale of Assets is not closed, Buyer will not disclose to third parties any confidential information received from Seller or Selling Shareholder in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement, and shall promptly return to Seller all documents and material it has received from Seller. Buyer shall abide by the terms and conditions of that certain Non-disclosure Agreement dated July 21, 1994.

SECTION 13.     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

    The obligation of Buyer to purchase the Assets is subject to the fulfillment, before or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Buyer:

          13.1 Representations, Warranties, and Covenants of Seller and Selling Shareholder. All representations and warranties made in this Agreement by Seller shall be true as of the Closing Date, as fully as though such representations and warranties had been made on and as of the Closing Date, and, as of the Closing Date, neither Seller nor Selling Shareholder shall have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

          13.2 Licenses and Permits. Buyer shall have obtained all licenses and permits from public authorities necessary to authorize the ownership and operation of the business of Seller.

          13.3 Consent to Assignment. Buyer shall have obtained a consent to assignment of the Lease identified in Exhibit "B."

          13.4 Conditions of the Business. There shall have been no material adverse change in the manner of operation of, financial condition of or Seller's sales volume of Seller's business before the Closing Date.

          13.5 No Suits or Actions. At the Closing Date no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

SECTION 14.     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SELLING
                SHAREHOLDER

    The obligations of Seller and Selling Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, before or at the Closing Date, of each of the following conditions, any one or a portion of which may be waived in writing by Seller:

          14.1 Representation, Warranties, and Covenants of Buyer. All representations and warranties made in this Agreement by Buyer shall be true as of the Closing Date, as fully as though such representations and warranties had been made on and as of the Closing Date, and Buyer shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

SECTION 15.     RISK OF LOSS

    The risk of loss, damage, or destruction to any of the equipment, inventory, or other personal property to be conveyed to Buyer under this Agreement shall be borne by Seller to the time of Closing. In the event of such loss, damage, or destruction, Seller, to the extent reasonable, shall replace the lost property or repair or cause to repair the damaged property to its condition before the damage. If replacement, repairs, or restorations are not completed before Closing, then the Purchase Price shall be adjusted by an amount agreed upon by Buyer and Seller that will be required to complete the replacement, repair, or restoration following Closing. If Buyer and Seller are unable to agree, then the issues with respect to a fair and equitable adjustment of the Purchase Price shall be referred to arbitration as provided in Section 21.17.

SECTION 16.     INDEMNIFICATION AND SURVIVAL

          16.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge before Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement. The representations and warranties in this Agreement shall terminate on January 10, 1997, and such representations or warranties shall thereafter be without force or effect, except any claim with respect to which notice has been given to the party to be charged prior to such expiration date.

          16.2  Seller's Indemnification

                (a) Seller hereby agrees to indemnify and hold Buyer, its successors, and assigns harmless from and against:

                      1. Any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of Seller's business prior to the close of business on the day before the Closing Date, except for claims, liabilities, and obligations of Seller expressly assumed by Buyer under this Agreement or paid by insurance maintained by Seller, Selling Shareholder, or Buyer.

                      2. Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller and Selling Shareholder under this Agreement.

                (b) Seller's indemnity obligations under Section 16.2(a) shall be subject to the following:

                      1. If any claim is asserted against Buyer that would give rise to a claim by Buyer against Seller for indemnification under the provisions of this paragraph, then Buyer shall promptly give written notice to Seller concerning such claim and Seller shall, at no expense to Buyer, defend the claim.

          16.3 Buyer's Indemnification. Buyer agrees to defend, indemnify, and hold harmless Seller and Selling Shareholder from and against:

                (a) Any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the business following Closing or arising out of Buyer's failure to perform obligations of Seller assumed by Buyer pursuant to this Agreement.

                (b) Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement.

SECTION 17.     CLOSING

          17.1 Time and Place. This Agreement shall be closed at the offices of Buyer at 6433 SE Lake Road, Portland, Oregon, on the 4th day of January, 1995, or at such other time as the parties may agree in writing. If Closing has not occurred on or before January 15, 1995, then either party may elect to terminate this Agreement. If, however, the Closing has not occurred because of a breach of contract by one or more parties, the breaching party or parties shall remain liable for breach of contract.

          17.2 Obligations of Seller and Selling Shareholder at the Closing. At the Closing and coincidentally with the performance by Buyer of its obligations described in Section 17.3, Seller and Selling Shareholder shall deliver to Buyer the following:

                (a) Bills of sale, assignments, consents to assignment, properly endorsed certificates of title, and other instruments of transfer, in form and substance reasonably satisfactory to counsel for Buyer, necessary to transfer and convey all of the Assets to Buyer.

                (b)  The noncompetition/consulting agreement described in
Section 7.3.

                (c)  The lease assignments described.

                (d) A cashier's check or a certified check for prorated items owing to Buyer.

                (e) Possession of the business facilities to be conveyed pursuant to this Agreement.

                (f) Such other certificates and documents as may be called for by the provisions of this Agreement.

          17.3 Obligations of Buyer at the Closing. At the Closing and coincidentally with the performance by Seller and Selling Shareholder of their obligations described in Section 17.2, Buyer shall deliver to Seller the following:

                (a) A cashier's check or a certified check or wire transfer in the amount specified in Section 5.

                (b) A cashier's check, certified check or wire transfer for prorated items owed to Seller, if any.

                (c) Such other certificates and documents as may be called for by the provisions of this Agreement.

SECTION 18.     RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

          18.1 Books and Records. This sale does not include the books of account and records of Seller's business. However, possession and custody of such books and records, except for Seller's general ledger, may be retained by Buyer at the place of business Buyer is acquiring from Seller under this Agreement for a period of 12 months. During this period, Seller or its agents shall have access to such books and records and may make copies thereof.
Buyer will exercise reasonable care in the safekeeping of such records.
Seller shall retain its general ledger but shall make it available for inspection by Buyer from time to time upon reasonable request.

          18.2 Seller's Right to Pay. In the event Buyer fails to make any payment of taxes, assessments, insurance premiums, or other charges that Buyer is required to pay to third parties under this Agreement, Seller shall have the right, but not the obligation, to pay the same. Buyer will reimburse Seller for any such payment immediately upon Seller's demand. Any such payment by Seller shall not constitute a waiver by Seller of any remedy available by reason of Buyer's default for failure to make the payments.

SECTION 19.     DEFAULT

          19.1 Remedies. If either party hereto fails to perform any of the terms, covenants, conditions, or obligations of this Agreement or the Note, time of payment and performance being of the essence, then the nondefaulting party, subject to the requirements of the notice provided in Section 19.2, may have any or all of the following remedies:

                (a) The right to declare the full unpaid balance of the Note immediately due and payable.

                (b) The right to exercise any other remedy available at law or in equity to the nondefaulting party.

          19.2 Notice of Default. The defaulting party shall not be deemed in default for failure to perform the terms, covenants and conditions of this Agreement, other than failure to make payments on the Note, until notice of the default has been given to the defaulting party and the defaulting party has failed to remedy the default within 15 days after the notice. If the defaulting party fails to make any payment within 15 days of the date the same becomes due under the Note, the defaulting party shall be deemed in default and the nondefaulting party shall not be obligated to give notice to the defaulting party of a declaration of default.

          19.3 Cross-Default Provision. A default in this Agreement, including a default in payment of the Note, shall constitute a default in the Lease, as well as the other Agreements described in Section 7 or otherwise required under this Agreement, and a default in any one or more of the foregoing agreements shall constitute a default in this Agreement.

SECTION 20.     TERMINATION OF AGREEMENT

          20.1 By Mutual Consent. This Agreement may be terminated by mutual written consent of Buyer and Seller.

          20.2 Breach of Representations and Warranties; Failure of Conditions. Buyer may elect by notice to Seller, and Seller may elect by notice to Buyer, to terminate this Agreement if:

                (a) The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party which shall not have been cured by such other party within 20 days after written notice to such other party specifying in detail such asserted error, misstatement, or omission, or by the Closing Date, whichever first occurs.

SECTION 21.     MISCELLANEOUS

          21.1 Notices. Any notice or other communication required or permitted to be given under this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

          Seller:           Rich And Rhine, Inc.
                            /s/ Ron Owens
                            President



          Selling
          Shareholder:      John Mullan
                            _____________________
                            _____________________

                            Joyce Owens
                            _____________________
                            _____________________


                            Ron Owens
                            _____________________
                            _____________________

                            John Rich
                            _____________________
                            _____________________

                With a copy to:

                            Bert K. Fukumoto
                            520 SW Yamhill Street, #800
                            Portland OR 97204

          Buyer:            United Grocers, Inc.
                            PO Box 22187
                            Portland OR 97269-2187

                Attention:  _______________________

                With a copy to:

                            John H. Arenz
                            1200 SW Main Building
                            Portland OR 97205-2039

Any notice or other communication shall be deemed to be given at the expiration of the five (5) days after the date of deposit in the United States mail. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 21.1.

          21.2 Attorney Fees. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.

          21.3 Amendments. This Agreement may be amended only by an instrument, in writing, executed by all the parties.

          21.4 Headings. The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

          21.5 Entire Agreement. This Agreement (including the exhibits) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.
          21.6 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          21.7 Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

          21.8 Waiver. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

          21.9 Gender. Any indication of gender of a party in this Agreement shall be modified, as required, to fit the gender of the party or parties in question.

          21.10 Further Assurances. From time to time, each of the parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

          21.11 Time of Essence. Time is of the essence for each and every provision of this Agreement.

          21.12 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

          21.13 Expenses. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

          21.14 Exhibits. The exhibits referenced in this Agreement are a part of this Agreement, as if fully set forth in this Agreement.

          21.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Oregon.

          21.16 Venue. This Agreement has been made entirely within the state of Oregon. This Agreement shall be governed by and construed in accordance with the laws of the state of Oregon. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, venue shall be in the federal or state courts in Portland, Oregon.

          21.17 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration in Portland, Oregon, in accordance with ORS 36.300-36.365, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first herein written.

    Seller:                       Rich and Rhine, Inc.


                                  By /s/Ron Owens

                                  Title:  President

    Selling Shareholder:          /s/John Mullan

                                  /s/Joyce Owens

                                  /s/Ron Owens

                                  /s/John Rich


    Buyer:                        United Grocers, Inc., or its
                                  assigns


                                  By /s/Alan Jones

                                  Title:  President


List of Exhibits:

    "A"         Assets Purchased
    "B"         Leasehold Improvements
    "C"         Non-negotiable Promissory Note
    "D"         Lease Assignments
    "E-1"
    through
    "E-4"       Noncompetition/consulting Agreements